Exhibit 4.29

LOAN AGREEMENT

This Loan Agreement （this “Agreement”） is executed on April 15, 2020 in Shenzhen, the People’s Republic of China (the “PRC”) by and between:

Party A: Address:	Shenzhen Lexin Software Technology Co., Ltd. (the “Lender”) 24/F CES Tower, No. 3099 Keyuan South Road, Nanshan District, Shenzhen
Unified Social Credit Code:	91440300MA5ED2L92Q
Party B:

XIAO Wenjie (“Party B1”), a Chinese citizen whose ID number is ******************;

ZHOU Xiaoting (“Party B2”), a Chinese citizen whose ID number is ******************;

QIAO Qian (“Party B3”), a Chinese citizen whose ID number is ******************;

WEI Jianwei (“Party B4”), a Chinese citizen whose ID number is ******************;

XU Shan (“Party B5”), a Chinese citizen whose ID number is ******************;

Party B1, Party B2, Party B3, Party B4 and Party B5, collectively the “Borrowers”.
The Lender and the Borrowers are hereinafter referred to as a “Party” individually and the “Parties” collectively.

WHEREAS:

1.      The Borrowers hold in aggregate 100% equity interests (the “Borrower Interests”) in Shenzhen Mengtian Technology Co., Ltd. (the “Borrower Company”), a limited liability company incorporated in Shenzhen, the PRC with a registered capital of RMB1,000,000,000.00.

2.     The Borrower Company and the Lender  entered into an Exclusive Business Cooperation Agreement (the “Exclusive Business Cooperation Agreement”) on August 27, 2018,according to this agreement, the Lender or the person designated by the Lender will provide the Borrower Company with technical services and business consulting services as the exclusive service provider under the extent permitted by applicable laws.

3.      Meanwhile, the Parties agree to sign this Agreement, an Equity Pledge Agreement (the “Equity Pledge Agreement”) and an Exclusive Option Agreement (the “Exclusive Option Agreement”) with definite content, to confirm the rights and obligations of the Parties after the Debt Acceptance.

Therefore, the Parties hereby agree as follows through friendly consultations:

1.         Loan

1.1      In accordance with the terms and conditions of this Agreement, the Lender agrees to extend a loan totaling RMB1,000,000,000.00 (the “Loan”) to the Borrowers.

The Lender and the Borrowers agree and confirm, as of the date of execution of this Agreement : (i)  for the loan mentioned in Appendix 1-1, the Lender has paid the Borrowers a loan of RMB 700,000,000.00 ,and the payment time for the remaining loan of RMB 50,000,000 (the “Unpaid Loan”) will be negotiated and confirmed by the Lender and each of the Borrowers separately; For each of the Borrowers, the specific amount of the Unpaid Loan is set out in Appendix 2; (ii) The amount of the Load fully paid by the Lender to the Borrowers set forth in Appendix 1-2.

1.2    The term of the Loan shall be ten (10) years as from the execution date of this Contract. Unless otherwise agreed by the Parties in writing, the term of the Loan shall be renewed automatically upon each of its expirations for another ten (10) years.

During the original or renewed term of the Loan, the Borrowers must make prepayment immediately upon occurrence of any of the following circumstances:

1.2.1      where the 30-day period expires after the Borrowers receive the written notice demanding repayment from the Lender;

1.2.2      where the Borrower, in the case of an individual, dies, losses or becomes limited in terms of civil capacity, or in the case of a limited liability company, is dissolved or liquidated;

1.2.3      where the Borrowers are no longer employed by the Lender, the Borrower Company or their affiliates for whatever reason;

1.2.4      where the Borrowers are engaged or involved in criminal activities;

1.2.5      where any third party make claims against the Borrowers with an amount of RMB100,000 or more; or

1.2.6      where in accordance with the applicable PRC laws, the Lender may directly hold the equity interests in the Borrower Company, the Borrower Company may lawfully continue with its business, and the Lender decides to exercise its exclusive purchase option under the exclusive option agreement referred to herein.

1.3      The Loan extended by the Lender under this Agreement shall be utilized by the Borrowers only, and shall not be used by the successors or assignees of the Borrowers. For the avoidance of doubt, the Parties confirm and agree that the Lender has fulfilled its loan payment obligations under this Agreement before execution date of this Agreement except for the Unpaid Loan, and needn’t to make any payment to the Borrowers in accordance with this Agreement after signing this Agreement.

1.4      The Borrowers agree to accept the above Loan extended by the Lender, and hereby agree and undertake to use the Loan for funding business development of the Borrower Company. Without prior written consent of the Lender, the Borrowers shall not use such amount for any other purpose.

1.5     Both the Lender and the Borrowers agree and acknowledge that the Borrowers may make repayment only in following manner determined by the Lender: the Borrowers shall transfer all the Borrower Interests they hold to the Lender or the legal or natural person designated by the Lender upon the Lender’s exercise of its option to buy the Borrower Interests under the Exclusive Option Agreement.

1.6     Both the Lender and the Borrowers agree and acknowledge that, to the extent permitted, any proceeds obtained by the Borrowers from transfer of the Borrower Interests shall be used for repaying for the Loan in accordance with this Agreement in such manner as designated by the Lender.

1.7     Both the Lender and the Borrowers agree and acknowledge that, to the extent permitted by applicable laws, the Lender shall have the right but no obligation to buy, or designated other legal or natural persons to buy, in whole or in part the Borrower Interests at any time at the purchase price agreed under the Exclusive Option Agreement.

1.8     Both the Lender and the Borrowers agree and acknowledge that the Borrowers agree to create a pledge over all the equity interests they hold in the Borrower Company in favor of the Lender to secure the debt repayment hereunder. For the avoidance of doubt, the Parties acknowledge that, in addition to the debt under this Agreement, the principal debt secured by the equity pledge under this section also includes all the debts owed by the Borrowers and the Borrower Company to the Lender under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and the Power of Attorney Agreement (as defined below).

1.9      Each of the Borrowers has executed an irrevocable Power of Attorney Agreement (the “Power of Attorney Agreement”), under which they authorize the Lender or any legal or natural person designated by the Lender to exercise all their rights as the shareholders of the Borrower Company.

1.10    When the Borrowers transfer their Borrower Interests to the Lender or the person designated by the Lender, if the transfer price is equal to or lower than the principal of the Loan under this Agreement, the Loan under this Agreement shall be deemed to be interest free loan; if the transfer price is higher than the principal of the Loan under this Agreement, the portion of the transfer price in excess of the principal shall be deemed to be the interests on the principal of the Loan and shall be repaid by the Borrowers to the Lender.

2.         Representations and Warranties

2.1      From the execution date to the termination of this Agreement, the Lender represents and warrants to the Borrowers as follows:

2.1.1      The Lender is a company duly incorporated and existing under the PRC laws;

2.1.2      The Lender has the authority to execute and perform this Agreement. Its execution and performance of this Agreement are in line with its scope of business and the provisions in its articles of association and other constitutional documents. The Lender has obtained all necessary and appropriate approvals and authorizations required for the execution and performance of this Agreement; and

2.1.3      Upon execution, this Agreement shall constitute lawful, valid and enforceable obligations for the Lender.

2.2      From the execution date to the termination of this Agreement, the Borrowers represent and warrant as follows:

3.2.1      The Borrowers have the authority to execute and perform this Agreement, and have obtained all necessary and appropriate approvals and authorizations required for the execution and performance of this Agreement;

3.2.2      Upon execution, this Agreement shall constitute lawful, valid and enforceable obligations for the Borrowers; and

3.2.3      There is no actual or potential dispute, action, arbitration, administrative procedures or other legal proceedings involving the Borrowers.

3.         Undertakings of the Borrowers

3.1      The Borrowers irrevocably undertake in the capacity of the shareholders of the Borrower Company that they will, during the term of this Agreement, procure the Borrower Company:

3.1.1      to strictly comply with the provisions of the Exclusive Option Agreement and the Exclusive Business Cooperation Agreement, and not to engage in any action or omission that is sufficient to affect the validity and enforceability of the Exclusive Option Agreement and the Exclusive Business Cooperation Agreement;

3.1.2      to enter into contracts/agreements on business cooperation with the Lender or the person designated by the Lender or the person designated by the Lender at any time as requested by the Lender, and ensure the strict performance of such contracts/agreements;

3.1.3      to provide the Lender with all its operating and financial information at the request of the Lender;

3.1.4      to inform the Lender promptly of any existing or potential litigation, arbitration or administrative procedures in connection with its assets, business and revenue; and

3.1.5      to appoint any person designated by the Lender as director of the Borrower Company at the request of the Lender.

3.2      The Borrowers undertake that during the term of this Agreement:

3.2.1      they shall exert their best efforts to cause the Borrower Company to continue with its existing business;

3.2.2      they shall strictly comply with the provisions of this Agreement, the Power of Attorney Agreement, the Equity Pledge Agreement and the Exclusive Option Agreement, and shall not engage in any action or omission that is sufficient to affect the validity and enforceability of this Agreement, the Power of Attorney Agreement, the Equity Pledge Agreement and the Exclusive Option Agreement;

3.2.3      unless otherwise provided under the Equity Pledge Agreement, they shall not sell, transfer, charge or otherwise dispose of the legal or beneficial interests in the Borrower Interests, or permit any other security interests to be created over the same;

3.2.4      they shall procure the shareholders meeting and/or board of directors of the Borrower Company to disapprove any sale, transfer, charge or other disposal of the legal or beneficial interests in the Borrower Interests, or permission of any other security interests to be created over the same, in each case without prior written consent of the Lender, unless in favor of the Lender or the person designated by the Lender;

3.2.5      they shall procure the shareholders meeting and/or board of directors of the Borrower Company to disapprove the merger or consolidation of the Borrower Company with any person or acquisition of or investment in any person by the Borrower Company, in each case without prior written consent of the Lender;

3.2.6      they shall inform the Lender promptly of any actual or threatened litigation, arbitration or administrative procedures in connection with the Borrower Interests;

3.2.7      they shall execute all such documents, take all such actions, make all such allegations, or present such defense against all claims as are necessary and appropriate for maintaining their ownership over the Borrower Interests;

3.2.8      without prior written consent of the Lender, they shall not take any action or omission that may cause a material adverse effect on the assets, business and liabilities of the Borrower Company;

4.2.9      they shall, at the request of the Lender, appoint any person designated by the Lender as director of the Borrower Company;

3.2.10    to the extent permitted by the PRC laws, they shall, upon the request of the Lender from time to time, unconditionally transfer the Borrower Interests to the Lender or the person designated by the Lender, and cause other shareholders of the Borrower Company to waive their pre-emptive rights to the equity interests transfer under this paragraph;

3.2.11    to the extent permitted by the PRC laws, they shall, upon the request of the Lender from time to time, cause other shareholders of the Borrower Company to unconditionally transfer all the equity interests they hold in the Borrower Company to the Lender or the representative designated by the Lender, in which case, the Borrowers shall waive their pre-emptive rights to the equity interests transfer under this paragraph;

3.2.12    the Borrowers shall use the purchase price for repaying for the Loan first if the Lender purchases the Borrower Interests from them in accordance with the Exclusive Option Agreement; and

3.2.13    without prior written consent of the Lender, they shall not supplement, change or amend their articles of association in any manner, increase or decrease the registered capital, or change the capital structure in any form.

4.         Liabilities for Breach of Agreement

4.1      Either Party that breaches this Agreement and thus causes it impossible to perform this Agreement in whole or in part shall bear the liability for breach of contract, and indemnify the other Party against the losses (including litigation fees and attorney fees) thus caused. Where both Parties are in breach of this Agreement, they shall bear their respective liabilities according to the actual circumstances.

4.2      Where the Borrowers fail to perform their obligations to make repayment within the period set out in this Agreement, they shall pay the default interests at a rate of 0.1% of the overdue amount on a daily basis, until all the principal, default interests and other amount are paid up.

5.         Notice

5.1      All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail with postage prepaid, commercial courier service or facsimile transmission to the address of such Party set forth below. Each notice shall be followed by a confirmation copy sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

5.1.1      Notices given by personal delivery, courier service, registered mail with postage prepaid shall be deemed effectively given on the date of receipt or rejection at the address specified for notices; or

5.1.2      Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

5.2      The addresses of the Parties for receiving notices are as follows:

Lender:

Shenzhen Lexin Software Technology Co., Ltd.
Address:	27/F, CES Tower, No. 3099 Keyuan South Road, Nanshan District, Shenzhen
Attn:	XIAO Wenjie
Tel.:	0755-3368 8788

Borrowers:

XIAO Wenjie
Address:	27/F, CES Tower, No. 3099 Keyuan South Road, Nanshan District, Shenzhen
Tel.:	0755-********

ZHOU Xiaoting
Address:	27/F, CES Tower, No. 3099 Keyuan South Road, Nanshan District, Shenzhen
Tel.:	***********
QIAO Qian
Address:	27/F, CES Tower, No. 3099 Keyuan South Road, Nanshan District, Shenzhen
Tel.:	***********

WEI Jianwei
Address:	27/F, CES Tower, No. 3099 Keyuan South Road, Nanshan District, Shenzhen
Tel.:	***********
XU Shan
Address:	27/F, CES Tower, No. 3099 Keyuan South Road, Nanshan District, Shenzhen
Tel.:	***********

5.3      Any Party may send a notice to the other Party as provided in this Section to change its address used to receive notice.

6.         Confidentiality

The Parties acknowledge that any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement constitute confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (i) is or becomes available to the general public (other than through the receiving Party’s unauthorized disclosure); (ii) is required to be disclosed by applicable laws or regulations or rules or regulations of any stock exchange; or (iii) is necessary to be disclosed by any Party to its legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the employees of or agencies engaged by any Party shall be deemed disclosure by such Party itself and such Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

7.         Governing Law and Dispute Resolution

7.1      The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the formally published and publicly available laws of China. Matters not covered by formally published and publicly available laws of China shall be governed by international legal principles and practices.

7.2      In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement within 30 days after either Party requests to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its then effective arbitration rules. The arbitration shall be conducted in Beijing, and the language shall be Chinese. The arbitration award shall be final and binding on all Parties.

7.3      Upon occurrence of any disputes arising from the construction and performance of this Agreement or pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to exercise their respective rights and perform their respective obligations hereunder.

8.         Miscellaneous

9.1      This Agreement shall take effect on the day when it is executed by the Parties and expire on the day when the Parties have completed the performance of their obligations under this Agreement.

9.2      This Agreement is made in Chinese in two counterparts of equal legal force with each of the Lender and the Borrower holding one.

9.3      The Parties may amend and supplement this Agreement by written agreement. The amendment agreement and/or supplementary agreement among the Parties in connection with this Agreement shall be integral part of and have the equal legal effect with this Agreement.

9.4      In the event that one or several provisions hereof are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

9.5      The schedules, if any, to this Agreement shall be integral part of and have equal legal effect with this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute sign this Loan Agreement as of the date first above written.

Lender:
Shenzhen Lexin Software Technology Co., Ltd. (Seal)
By:	/s/ XIAO Wenjie
Name: XIAO Wenjie
Title: Legal Representative

Borrowers:
By:	/s/ XIAO Wenjie
Name: XIAO Wenjie

By:	/s/ ZHOU Xiaoting
Name: ZHOU Xiaoting

By:	/s/ QIAO Qian
Name: QIAO Qian

By:	/s/ WEI Jianwei
Name: WEI Jianwei

By:	/s/ XU Shan
Name: XU Shan

Appendix 1
Loan Amount

Appendix 1-1
The First Loan Amount

Borrower	Loan Amount (RMB)
XIAO Wenjie	412,500,000
ZHOU Xiaoting	150,000,000
QIAO Qian	71,250,000
WEI Jianwei	71,250,000
XU Shan	45,000,000
Total	750,000,000

Appendix 1-2
The Second Loan Amount

Borrower	Loan Amount (RMB)
XIAO Wenjie	212,500,000
ZHOU Xiaoting	25,000,000
QIAO Qian	3,750,000
WEI Jianwei	3,750,000
XU Shan	5,000,000
Total	250,000,000

Appendix 2
Unpaid Loan Amount

Borrower	Loan Amount (RMB)
XIAO Wenjie	27,500,000
ZHOU Xiaoting	10,000,000
QIAO Qian	4,750,000
WEI Jianwei	4,750,000
XU Shan	3,000,000
Total	50,000,000